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                    SPLIT-DOLLAR LIFE INSURANCE AGREEMENT


INSURER:            John Hancock Mutual Life Insurance Company

POLICY:             Modified Premium Whole Life Policy;
                    Policy Number 67151530

INSURED:            Harry R. Brutsche III

OWNER: Brown Brothers Harriman Trust Company of Texas, trustee of the Harry R. Brutsche III Insurance Trust, dated October 6, 1995

EMPLOYER:           Vari-Lite Holdings, Inc.

EFFECTIVE DATE:     October 12, 1995


     This SPLIT-DOLLAR LIFE INSURANCE AGREEMENT is made and effective as of the 12th day of October, 1995 by and between Owner, Insured and Employer (collectively, the "Parties") to define the rights, duties and obligations of the Parties relative to the modified premium whole life insurance policy, policy number 67151530 (the "Policy"), issued effective as of October 12, 1995 to Owner by Insurer insuring the life of Insured. A copy of the Policy is attached hereto as Exhibit A.

     Owner, Employer and Insured hereby agree as follows:

I.   BENEFICIARY DESIGNATION RIGHTS

     Owner may designate a beneficiary or beneficiaries to receive any proceeds payable under the Policy on death of Insured which are in excess of Employer's share of such proceeds, as determined by this Agreement.

II.  PREMIUM PAYMENT METHOD

     Each year, Employer agrees to forward the full amount of the annual premium due under the Policy for that year to Insurer on the date such premium is due until the occurrence of a termination event under Article VI. Each year, Owner agrees that he will pay to Employer, as partial reimbursement by Owner to Employer of the annual premium for the Policy, an amount equal to the economic benefit received by Insured during that tax year. The amount payable by Owner may be paid to Employer by payroll deduction or according to any other method which is agreeable to the Parties.

     Alternatively, if Employer and Owner agree that Employer shall pay to Insurer or that Owner shall reimburse to Employer some amount other than the amount stated in this Article II, the rights of Employer and Owner under the Policy shall be adjusted accordingly. If Employer is not reimbursed by Owner for a year for the full amount of the entire economic benefit received by Insured during that year, the economic benefit to the extent not reimbursed shall be reported by Employer as taxable income for that year to Insured.


SPLIT-DOLLAR LIFE INSURANCE AGREEMENT                                   Page 1

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III. OWNER'S RETAINED INCIDENTS OF OWNERSHIP

     Except as to the limited policy security rights specifically granted Employer in the Assignment of Life Insurance Policy as Collateral in the form attached hereto as Exhibit B (the "Assignment") and as provided in
     Article VI, Owner retains all incidents of ownership in the Policy (including the right to surrender or cancel the Policy and the right to borrow against the Policy).

     Owner's right to borrow against the Policy shall be limited to an amount equal to the maximum loan value reduced by the Cumulative Unreimbursed Premiums (as defined in Article IV) paid or advanced by Employer under
     Article II.

     Owner's right to withdraw from the Policy's cash value under the Policy's partial surrender provisions shall be limited to the "partial surrender value" of the Policy, reduced by the Cumulative Unreimbursed Premiums. For purposes of this paragraph, "partial surrender value" of the Policy means the cash value of the Policy less any indebtedness and the cost of insurance until the next annual premium due date.

IV.  DIVISION OF POLICY DEATH PROCEEDS

     Division of the death proceeds of the Policy shall be made as follows:

     A. Employer shall be entitled to an amount equal to the cumulative premiums paid to Insurer by Employer less the amount of aggregate reimbursements paid to Employer by Owner under Article II (the "Cumulative Unreimbursed Premiums"). The beneficiary or beneficiaries designated by Owner in accordance with Article I shall be entitled to any remainder of such proceeds.

     B. If any interest is due upon the death proceeds under the terms of the Policy, Owner and Employer shall share such interest in the same manner that their respective share of the death proceeds (as defined in the preceding paragraph) bears to the total death proceeds, excluding such interest.

     C. If, upon the death of Insured, there is a refund of unearned premiums under the Policy provisions, then, in such event, any refund shall be apportioned as follows:

          1. Where Owner (or his assignee) has contributed to the Policy premium at the last required premium interval, the refund of unearned premiums shall be divided between Employer and Owner (or his assignee) as their respective share of the premium payment shall bear to the total premium for such interval.

          2. Where Owner (or his assignee) has not contributed to the premium at the last premium interval, the refund of unearned premium shall be refunded in total to Employer.

V.   DIVISION OF THE NET CASH SURRENDER VALUE

     Division of the net cash surrender value of the Policy prior to death of Insured shall be made as follows:


SPLIT-DOLLAR LIFE INSURANCE AGREEMENT                                   Page 2

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     Employer shall be entitled to an amount equal to the Cumulative
     Unreimbursed Premiums. Owner shall be entitled to any remainder of such net cash surrender value. To the extent that the Cumulative Unreimbursed Premiums exceed the net cash surrender value of the Policy, Owner shall be solely responsible for repayment of same to Employer.

VI.  TERMINATION OF AGREEMENT

     This Agreement shall terminate upon the occurrence of any one of the following events:

     A. Termination of Insured's Employment Agreement with Employer dated as of July 1, 1995 (the "Employment Agreement") in accordance with its terms;

     B. Delivery by Owner to Employer of Owner's request, at any time, to receive a release of the Assignment from Employer and agreement by Owner to pay the premiums;

     C. Owner's failure to reimburse Employer upon 30 days' written notice from Employer for Owner's proportionate share of premiums to Employer, if any, as mutually agreed upon by Owner and Employer pursuant to
          Article II;

     D.   Death of Insured; or

     E.   Breach of the terms of this Agreement by Employer.

     Except as provided below with respect to a breach of this Agreement by Employer, upon termination of this Agreement, Owner shall have a 90-day option to pay to Employer an amount equal to the aggregate of the Cumulative Unreimbursed Premiums and receive a release of the Assignment from Employer. Employer agrees that Owner may obtain this amount from the Policy by effectuating a policy loan or a withdrawal or by partial surrender of the Policy, as long as Employer receives reimbursement of the full amount of the Cumulative Unreimbursed Premiums. To assure that Employer will receive its entire interest, Employer may request that Owner provide Employer with collateral which is satisfactory to Employer, in its sole discretion.

     Alternatively, if Insured is to perform future services for Employer and if Insured is entitled to receive deferred compensation for these services pursuant to a separate agreement or agreements between Insured and Employer, then Employer shall have the right under this Agreement to release to Owner its interest in all or any portion of such compensation in partial or complete satisfaction of that deferred payment obligation.

     If this Agreement is terminated (i) on account of a breach of this Agreement by Employer, (ii) in connection with the retirement by Insured from the employment of Employer on or after age 55, or (iii) in connection with a "change of control" of Employer as defined in Section 9(e) of the Employment Agreement, Employer shall waive its right to repayment of the Cumulative Unreimbursed Premiums paid as of the termination date. Within 30 days of such termination date, Employer shall release the Assignment and Owner shall become the sole and absolute owner of the Policy. Owner may thereafter elect to continue to keep the Policy in effect by paying the premiums thereon, or alternatively, may elect to surrender the Policy pursuant to the terms thereof. If Employer does not release the Assignment of the Policy within this 30-day period, the Assignment will automatically terminate pursuant to the terms hereof.


SPLIT-DOLLAR LIFE INSURANCE AGREEMENT                                   Page 3

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       Nothing herein shall be construed to represent an ownership right or interest of Owner or Insured in or to any particular asset of Employer, nor shall Owner or Insured be deemed to be in constructive receipt of such amount. Owner does not have any right to a release of the Assignment by Employer without reimbursement of the Cumulative Unreimbursed Premiums but, instead, such right shall vest solely with the Employer. Owner may not anticipate, pledge, assign, hypothecate or, in any manner, exercise rights, ownership or control over this interest of Employer.

       Should Owner (or his assignees) fail to exercise one of these options within the prescribed 90-day period, the Policy will be surrendered to Insurer and the proceeds distributed between Employer and Owner as prescribed by Article V.

VII.   OWNER'S ASSIGNMENT RIGHTS

       Owner may, at any time, assign to any individual, trust or other organization all of his right, title and interest in the Policy and all of his rights, options, privileges and duties created under this Agreement.

VIII.  STATUS OF AGREEMENT AS ERISA PLAN

       This Agreement, together with the Policy and the Assignment attached hereto, constitutes an employee welfare benefit plan as defined in
       Section 3(1) of the Employee Retirement Income Security Act of 1974 ("ERISA").

IX.    NAMED FIDUCIARY

       Employer is hereby designated the "Named Fiduciary" as defined in
       Section 402(a)(2) of ERISA until resignation or removal by Employer's Board of Directors. The business address of Employer is 201 Regal Row, Dallas, Texas 75247.

       The Named Fiduciary is hereby granted sole and absolute discretion to manage, control and administer the Agreement and to make all benefit entitlement determinations under the Agreement. The Named Fiduciary may allocate to others certain aspects of the management and operation responsibilities of the Agreement, including the designation of persons who are not named fiduciaries to carry out fiduciary responsibilities under the Agreement. The Named Fiduciary shall effect such allocation of its responsibilities by delivering to Employer a written instrument signed by it that specifies the nature and extent of the responsibilities allocated, including if appropriate the designation of persons who are not named fiduciaries to carry out fiduciary responsibilities under this Agreement. All documents related to the Agreement shall be retained by the Named Fiduciary and made available for examination at the above address. A copy of the Agreement, Assignment and Policy have been provided to Owner upon the execution of this Agreement.

X.     FUNDING

       The funding policy for the Agreement shall be to maintain the Policy in force by paying, when due, all premiums required.


SPLIT-DOLLAR LIFE INSURANCE AGREEMENT                                   Page 4

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XI.    BASIS OF PREMIUM PAYMENTS AND BENEFITS

       Payments under this Agreement shall be in accordance with the provisions of Articles II through V, herein.

XII.   CLAIMS PROCEDURE

       If Owner or its beneficiary ("Claimant") fails to receive benefits to which it believes it is entitled under this Agreement, such person may file with the Named Fiduciary, at the address noted above, a written claim for such benefits.

       If a claim for benefits is denied, the Claimant may within 60 days following such denial, file with the Named Fiduciary a written claim objecting to the denial of such benefits. The Claimant or its representative may review the Agreement and any other documents which relate to the claim and may submit written comments to the Named Fiduciary. The Named Fiduciary shall render a written decision concerning the claim not later than 90 days after receipt of such claim. If the claim is denied, in whole or in part, such decision shall include (a) the reason or reasons for the denial; (b) a reference to the Agreement provisions constituting the basis of the denial; (c) a description of any additional material or information necessary for the Claimant to perfect his claim; (d) an explanation as to why such information or material is necessary; and (e) an explanation of the Agreement's appeal procedure. The claim shall be deemed to be denied if no response is received by the end of the review period.

       The Claimant may file with the Named Fiduciary a written notice of appeal of the Named Fiduciary's decision not later than 60 days after receiving the Named Fiduciary's written decision. The Named Fiduciary shall render a written decision on the appeal not later than 60 days after the appeal. Such decision shall include the specific reasons for the decision, including a reference to the Agreement's specific provisions where appropriate. The Named Fiduciary may extend the foregoing 90-day and 60-day periods during which it must respond to the Claimant by up to an additional 90 and 60 days respectively, if special circumstances beyond its control so require; provided that notice of such extension is given to the Claimant prior to the expiration of the initial 90-day or 60-day period, as the case may be.

XIII.  PREMIUM WAIVER

       If the Policy contains a premium waiver provision, any premium waived shall be considered for all purposes of this Agreement as having been paid by Owner.

XIV.   AMENDMENT

       This Agreement may be amended at any time and from time to time by a written instrument executed by Employer, Owner and Insured, and, if appropriate, their respective heirs, successors, personal representatives and assignees.

XV.    AGREEMENT BINDING UPON PARTIES

       This Agreement shall bind Employer, Owner and Insured, and their respective heirs, successors, personal representatives and assignees.


SPLIT-DOLLAR LIFE INSURANCE AGREEMENT                                   Page 5

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XVI.   INSURER NOT A PARTY TO AGREEMENT

       Insurer is not responsible for the legal or tax validity or effect of this Agreement. Further, Insurer shall not be deemed a party to this Agreement but will respect the rights of the Parties as herein developed upon receiving an executed copy of this Agreement.

       Insurer shall not be responsible to account for the actual premium contributions of the Parties hereunder but shall rely solely upon the written declarations of the Parties in any distributions or settlement of the Policy's lifetime or death values. Payment or other performance of its contractual obligations in accordance with the Policy provisions shall fully discharge Insurer from any and all liability.

XVII.  CONTROLLING STATE LAW

       This Agreement shall be subject to and construed under the laws of the State of Texas, to the extent not preempted by ERISA.


                [THE NEXT FOLLOWING PAGE IS THE SIGNATURE PAGE.]





SPLIT-DOLLAR LIFE INSURANCE AGREEMENT                                   Page 6

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     This Split-Dollar Life Insurance Agreement is executed and effective as of the date first above written.

                              INSURED:

                              /s/ Harry R. Brutsche
                              --------------------------------------------------
                              Harry R. Brutsche III


                              OWNER:

                              BROWN BROTHERS HARRIMAN TRUST COMPANY OF TEXAS, as Trustee of the Harry R. Brutsche III Insurance Trust, dated October 6, 1995

                              By: /s/ Susan Hickey
                                  ----------------------------------------------
                              Name: /s/ Susan Hickey
                                  ----------------------------------------------
                              Title: Vice President
                                  ----------------------------------------------


                              EMPLOYER:

                              VARI-LITE HOLDINGS, INC.


                              By: /s/ Michael P. Herman
                                  ----------------------------------------------
                                  Michael P. Herman
                                  Vice President--Finance






SPLIT-DOLLAR LIFE INSURANCE AGREEMENT                                   Page 7

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INSURER:   John Hancock Mutual Life Insurance Company

POLICY:    Modified Premium Whole Life Policy;
           Policy Number 67151530

INSURED:   Harry R. Brutsche III

OWNER:     Brown Brothers Harriman Trust Company of Texas, trustee of the Harry
           R. Brutsche III Insurance Trust, dated October 6, 1995

EMPLOYER:  Vari-Lite Holdings, Inc.


This Split-Dollar Life Insurance Agreement was recorded by Insurer on July 22, 1997.


                         John Hancock Mutual Life Insurance Company



                         By: /s/ Bob Shin
                             -------------------------------
                         Name: Bob Shin
                             -------------------------------
                         Title: Secretary
                             -------------------------------








SPLIT-DOLLAR LIFE INSURANCE AGREEMENT                                   Page 8